[EXHIBIT 23.1]

                                           Comiskey & Company
                                               Professional Corporation






            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors
Raptor Networks Technology, Inc.


We hereby consent to the use in the Prospectus constituting part of the Registration Statement of Raptor Networks Technology, Inc. on Form SB-2 of our report dated March 19, 2004 (except for Note 10, which is dated April 5, 2004) on the consolidated balance sheet of Raptor Networks Technology, Inc. as of December 31, 2004 and the related consolidated statements of operations, changes of stockholders' equity and cash flows for the period from inception (July 24, 2003) to December 31, 2003 which appear in such Prospectus. We also consent to the reference of our firm under the caption "Experts" contained in such Registration Statement.


Denver, Colorado
April 27, 2004

                                   /s/ Comiskey & Company
                                   PROFESSIONAL CORPORATION













                Certified Public Accountants & Consultants
            789 Sherman Street * Suite 440 * Denver, CO 80203
(303) 830-2255 * Fax (303) 830-0876 * info@comiskey.com * www.comiskey.com